UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2005, the Board of Directors (the "Board") of The Williams Companies, Inc. ("Company") increased the size of the Board to twelve and elected William R. Granberry to the Company’s Board of Directors as a Class III director, to serve until the next Annual Meeting of Stockholders. The Board also appointed Mr. Granberry to serve on the Audit Committee and the Finance Committee. Mr. Granberry was identified by an external search firm.

Mr. Granberry has approximately 39 years of experience in oil and gas exploration and production. He is a partner in Compass Operating, LLC, in Midland, Texas. Compass explores for, develops and produces oil and gas in the Permian Basin of West Texas and southeast New Mexico.

There are no arrangements or understandings between Mr. Granberry and any other person pursuant to which he was selected as a director of the Company.

Mr. Granberry has no prior relationships or other transactions with the Company or its management.

A copy of the press release publicly announcing Mr. Granberry’s election is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 17, 2005, the Company’s Board amended the Company’s By-laws to (i) add the designation of Chief Financial Officer in Article IV (Officers), Section 7; (ii) delete Article VIII (Indemnification) in its entirety and replace it with a new Article VIII and (ii) amend Article IX (Amendments) to correct a typographical error.

Pursuant to the prior By-laws of the Company, directors, officers, employees and agents and those persons serving (or who have served) at the request of the Company as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise were granted mandatory indemnification. Pursuant to the revised By-laws, those employees providing (or who have provided) service to any employee benefit plan in which the Company or any of its subsidiaries or affiliates participates or is a participating company and directors and officers of the Company and those persons serving (or who have served) at the request of the Company as a director or officer (including elected or appointed positions that are equivalent to director or officer) of another corporation, partnership, joint venture, trust or other enterprise are granted mandatory indemnification.

Pursuant to the prior By-laws of the Company, directors, officers, employees and agents were granted permissive advancement of expenses. Pursuant to the revised By-laws, Section 2(a) of Article VIII grants mandatory advancement of expenses to directors, the Chief Executive Officer, and the Chief Financial Officer. Section 2(b) of Article VIII of the revised By-Laws grants permissive advancement of expenses to officers of the Company and those employees providing (or who have provided) service to an employee benefit plan in which the Company or any of its subsidiaries or affiliates participates or is a participating company and those persons serving (or who have served) at the request of the Company as a director or officer (including elected or appointed positions that are equivalent to director or officer) of another corporation, partnership, joint venture, trust or other enterprise. Section 6 of Article VIII of the revised By-laws grants permissive indemnification and permissive advancement of expenses to employees (other than those employees providing (or who have provided) service to an employee benefit plan) and agents of the Company.

Section 3 of Article VIII of the revised By-laws sets forth the right of indemnitees to bring suit including a provision regarding fees for such suits and a provision that shifts the burden of proving that an indemnitee is not entitled to indemnification or to advancement of expenses to the Company. Previously the By-laws did not contain such fees or burden shifting provisions.

Section 7 of Article VIII of the revised By-laws includes a new provision to make any amendment, alternation or repeal of Article VIII that adversely affects any right of an indemnitee or its successors prospective only and does not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 8 of Article VIII of the revised By-laws includes a new provision that requires the Company’s written consent for any amounts paid in settlement of any action or claim.

Section 9 of Article VIII of the revised By-laws includes a new subrogation provision.

Section 10 of Article VIII of the revised By-laws includes a new provision for procedures for submission of claims pursuant to Article VIII.

A number of other provisions of the prior By-laws were deleted as they were deemed to be no longer necessary or incorporated into other sections of Article VIII.

Item 9.01 Financial Statements and Exhibits.

a) None
b) None
c) Exhibits

Exhibit 99.1 Copy of press release dated November 16, 2005, publicly reporting the election of William R. Granberry to the Company’s Board as discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

November 18, 2005	By:	Brian K. Shore

Name: Brian K. Shore
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press released dated November 16, 2005, publicly reporting the election of William R. Granberry to the Company's Board.